As filed with the Securities and Exchange Commission on December 21, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INTERNET BRANDS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4711621
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

909 North Sepulveda Blvd., 11th Floor

El Segundo, CA  90245

(310) 280-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1998 Stock Plan

2000 Stock Plan

2007 Equity Plan

(Full title of the Plans)

Robert N. Brisco

Chief Executive Officer

Internet Brands, Inc.

909 North Sepulveda Blvd., 11th Floor

El Segundo, CA  90245

(310) 280-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Lynn Walsh Executive Vice President & General Counsel Internet Brands, Inc. 909 North Sepulveda Blvd., 11th Floor El Segundo, CA 90245 (310) 280-4000	Robert B. Knauss, Esq. Mark H. Kim, Esq. Munger, Tolles & Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, CA 90071 (213) 683-9100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value, to be issued under the 1998 Stock Plan	2,669,762	(2)	$3.54(3)	$9,450,957.48	$290.14
Class A common stock, $0.001 par value, to be issued under the 2000 Stock Plan	191,542	(4)	$0.88(3)	$168,556.96	$5.17
Class A common stock, $0.001 par value, to be issued under the 2007 Equity Plan	16,750	(5)	$9.50(3)	$159,125	$4.89
Class A common stock, $0.001 par value, to be issued under the 2007 Equity Plan	1,898,689	(6)	$7.91(7)	$15,018,629.99	$461.08
Total	4,776,743			$24,797,269.43	$761.28

(1)   This Registration Statement covers shares of Registrant’s Class A common stock: (i) issuable pursuant to the exercise of options granted prior to the date hereof under the 1998 Stock Plan, 2000 Stock Plan and 2007 Equity Plan, (ii) to be issued in the future under the 2007 Equity Plan, and (iii) pursuant to Rule 416(a) of the Securities Act of 1933, as amended, any additional shares of Class A common stock, which become issuable under the 1998 Stock Plan, 2000 Stock Plan and 2007 Equity Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock. For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four (4) lines.

(2)   Represents shares of the Registrant’s Class A common stock issuable upon exercise of outstanding options under the 1998 Stock Plan as of the date of this Registration Statement.  No additional options will be granted pursuant to the 1998 Stock Plan.

(3)   Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price (rounded to the nearest cent) of the options outstanding under the 1998 Stock Plan, 2000 Stock Plan, and 2007 Equity Plan, as applicable.

(4)   Represents shares of the Registrant’s Class A common stock issuable upon exercise of outstanding options under the 2000 Stock Plan as of the date of this Registration Statement.  No additional options will be granted pursuant to the 2000 Stock Plan.

(5)   Represents shares of the Registrant’s Class A common stock issuable upon exercise of outstanding options under the 2007 Equity Plan as of the date of this Registration Statement.

(6)   Represents shares of the Registrant’s Class A common stock currently available for issuance but not yet subject to awards under the 2007 Equity Plan, including 47,188 shares subject to now-cancelled awards under the 1998 Stock Plan, which became issuable under the 2007 Equity Plan pursuant to its terms.

(7)   Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $7.91 per share, which represents the average of the high and low price of the Registrant’s Class A common stock as reported on the NASDAQ Global Market on December 17, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been previously filed with the U.S. Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(1)         The Registrant’s prospectus, dated November 16, 2007 (the “Prospectus”), filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration statement on Form S-1 (File No. 333-144750), as declared effective on November 16, 2007;

 (2)        The description of the Class A common stock set forth in our registration statement on Form 8-A filed with the Commission on November 5, 2007 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), as declared effective on November 16, 2007, including any amendment or report filed for the purpose of updating such description;

(3)         The Registrant’s current report on Form 8-K filed with the Commission on November 28, 2007.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article Nine of the Registrant’s restated certificate of incorporation provides that the Registrant shall indemnify its officers and directors acting on its behalf to the fullest extent permissible under applicable law.

Article VI of the Registrant’s amended and restated bylaws provides that the Registrant shall indemnify its officers and directors acting on its behalf to the fullest extent permissible under applicable law.

The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against such person and incurred by such person in any such capacity, subject to certain exclusions.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Document
3.1	Restated Certificate of Incorporation of the Registrant.* (Exhibit 3.1)
3.2	Amended and Restated Bylaws of the Registrant.** (Exhibit 3.2)
4.1	2007 Equity Plan and forms of agreements thereunder.
4.2	2000 Stock Plan and form of agreement thereunder.
4.3	1998 Stock Plan and forms of agreements thereunder.
5.1	Opinion of Munger, Tolles & Olson LLP.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Munger, Tolles & Olson LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see signature page).

*Incorporated by reference to an exhibit to the Registrant’s Form 8-K filed on November 28, 2007.  The number given in the parentheses indicates the corresponding exhibit number in such Form 8-K.

**Incorporated by reference to an exhibit to Amendment No. 4 of the Registrant’s registration statement on Form S-1, Commission File No. 333-144750, filed on October 30, 2007.  The number given in the parentheses indicates the corresponding exhibit number in such Form S-1.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, state of California on this 21st day of December 2007.

Internet Brands, Inc.

By:	/s/ Robert N. Brisco
Name: Robert N. Brisco
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert N. Brisco and B. Lynn Walsh, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT N. BRISCO	Principal Executive Officer	December 21, 2007
ROBERT N. BRISCO

/s/ ALEXANDER E. HANSEN	Principal Financial and Accounting Officer	December 21, 2007
ALEXANDER E. HANSEN

/s/ HOWARD LEE MORGAN	Director	December 21, 2007
HOWARD LEE MORGAN

/s/ KENNETH B. GILMAN	Director	December 21, 2007
KENNETH B. GILMAN

/s/ MARCIA GOODSTEIN	Director	December 21, 2007
MARCIA GOODSTEIN

/s/ GERALD GREENWALD	Director	December 21, 2007
GERALD GREENWALD

/s/ WILLIAM GROSS	Director	December 21, 2007
WILLIAM GROSS

/s/ MARTIN R. MELONE	Director	December 21, 2007
MARTIN R. MELONE

/s/ ROGER S. PENSKE	Director	December 21, 2007
ROGER S. PENSKE

/s/ JAMES R. UKROPINA	Director	December 21, 2007
JAMES R. UKROPINA

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
3.1	Restated Certificate of Incorporation of the Registrant.* (Exhibit 3.1)
3.2	Amended and Restated Bylaws of the Registrant.** (Exhibit 3.2)
4.1	2007 Equity Plan and forms of agreements thereunder.
4.2	2000 Stock Plan and form of agreement thereunder.
4.3	1998 Stock Plan and forms of agreements thereunder.
5.1	Opinion of Munger, Tolles & Olson LLP.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Munger, Tolles & Olson LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see signature page).

*Incorporated by reference to an exhibit to the Registrant’s Form 8-K filed on November 28, 2007.  The number given in the parentheses indicates the corresponding exhibit number in such Form 8-K.

**Incorporated by reference to an exhibit to Amendment No. 4 of the Registrant’s registration statement on Form S-1, Commission File No. 333-144750, filed on October 30, 2007.  The number given in the parentheses indicates the corresponding exhibit number in such Form S-1.